Exhibit 11

Computation of earnings per share year 2001.


                                     NO. OF SHARES        WEIGHT
                                     -------------        ------

   12/31/01 Common stock                5,916,527
                                   ---------------
                                        5,916,527            25%    1,479,132

   09/30/01 Common stock
                                        5,916,527
                                   ---------------
                                        5,916,527            25%    1,479,132
                                                                -------------
   06/30/01 Common stock
                                        5,916,527
                                   ---------------
                                        5,916,527            25%    1,479,132
                                                                -------------
   03/31/01 Common stock
                                        5,916,527
                                   ---------------
                                        5,916,527            25%    1,479,132
                                                                -------------


                WEIGHTED AVERAGE NUMBER OF SHARES                   5,916,527


Earnings per Common share:
                 Net Income            $2,882,148                     $   .49







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EXHIBIT 11

Computation of earnings per year 2000.


                                        NO. OF SHARES     WEIGHT
                                        -------------     ------

   12/31/00 Common stock                    5,916,527
                                   ------------------
                                            5,916,527       25%      1,479,132

   09/30/00 Common stock
                                            5,916,527
                                   ------------------
                                            5,516,527       25%      1,479,132
                                                               ---------------
   06/30/00 Common stock
                                            5,916,527
                                   ------------------
                                            5,916,527       25%      1,479,132
                                                               ---------------
   03/31/00 Common stock
                                            5,916,527
                                   ------------------
                                            5,916,527       25%      1,479,132
                                                               ---------------


            WEIGHTED AVERAGE NUMBER OF SHARES                        5,916,527

Earnings per Common share:
                 Net Income                  $570,663                  $   .10